UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report


     Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of report (date of earliest event reported): December 9, 2005

                               Balchem Corporation
             (Exact name of registrant as specified in its charter)

Maryland                                   1-13648           13-257-8432
(State or other jurisdiction of   (Commission File Number)   (IRS Employer
incorporation)                                               Identification No.)

                       P.O. Box 600, New Hampton, NY 10958
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (845) 326-5600

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

      The Employment Agreement dated as of January 1, 2001, between Balchem Corporation and Dino A. Rossi, its President and Chief Executive Officer, has been amended, as of December 9, 2005 (the "Amendment"), to conform certain provisions thereof to Section 409A of the Internal Revenue Code, which was enacted as part of the American Jobs Creation Act of 2004, and the proposed regulations issued by the Treasury Department under Section 409A. The Amendment provides that certain payments to Mr. Rossi in connection with the termination of his employment would not be due and payable before six months after the applicable termination. The six-month delay relates to Mr. Rossi's status as a "key employee" (as defined under Section 409A and the accompanying proposed regulations).

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number      Description
--------------      -----------

10.1 Amendment No.1 to Employment Agreement between Dino A. Rossi and Balchem Corporation, dated December 9, 2005.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   BALCHEM CORPORATION


                                                   By:/s/ Francis J. Fitzpatrick
                                                   -----------------------------
                                                   Francis J. Fitzpatrick,
                                                   Chief Financial Officer

Dated: December 13, 2005

                                  Exhibit Index


Exhibit Number      Description
--------------      -----------

10.1 Amendment No.1 to Employment Agreement between Dino A. Rossi and Balchem Corporation, dated December 9, 2005.